UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 7, 2023, David Pessah notified Goldman Sachs BDC, Inc. (the “Company”) of his intention to resign as Chief Financial Officer, Treasurer and principal accounting officer of the Company to pursue a new professional opportunity. Effective November 10, 2023, Mr. Pessah will cease serving as the Company’s Chief Financial Officer, Treasurer and principal accounting officer. Mr. Pessah’s resignation is not the result of any disagreement with the Company. To assist in an orderly transition, Mr. Pessah will continue to serve in his current role during the transition period.

The Company is actively conducting a search for Mr. Pessah’s permanent successor. The Company expects to appoint John Lanza, age 53, as Interim Chief Financial Officer and Interim Treasurer of the Company, subject to approval by the board of directors of the Company, if a permanent successor to Mr. Pessah is not identified by November 10, 2023. Mr. Lanza would also succeed Mr. Pessah as the Company’s principal accounting officer during his term as Interim Chief Financial Officer and Interim Treasurer.

Mr. Lanza would also be appointed as Interim Chief Financial Officer, Interim Treasurer and principal accounting officer of Goldman Sachs Private Middle Market Credit LLC, Goldman Sachs Private Middle Market Credit II LLC, Goldman Sachs Middle Market Lending Corp. II, Phillip Street Middle Market Lending Fund LLC and Goldman Sachs Private Credit Corp.

Mr. Lanza has held several positions with Goldman Sachs Asset Management, L.P., the Company’s investment adviser. Mr. Lanza currently manages the business development companies and direct hedge funds Asset Management Fund Controllers teams which are responsible for accounting and financial reporting oversight. He previously served as the head of Operational Risk and Governance in the Consumer and Wealth Management Division. Prior to that, Mr. Lanza was the global head of Regulatory Reform and Control Oversight and before that he managed the Goldman Sachs Asset Management Alternative Investments Global Fund Services Group.

Mr. Lanza has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Lanza has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: September 13, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President